Exhibit 8(o)(1)

Amendment No. 24 to Participation Agreement

AMENDMENT NO. 24 TO

PARTICIPATION AGREEMENT

BETWEEN

AEGON/TRANSAMERICA SERIES FUND, INC. AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO,

Amendment No. 24 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between AEGON/Transamerica Series Fund, Inc. (the “Fund”) and Western Reserve Life Assurance Co. of Ohio (“WRL”).

WHEREAS, pursuant to the Participation Agreement, each Company serves as the Fund’s designee for receipt of purchase and redemption orders with respect to shares of the Fund; and

WHEREAS, each party has determined that it is appropriate and in the best interests of the Fund, its Designated Portfolios, and each Company to amend Article II of the Participation Agreement to provide for certain representations and warranties with respect to the handling of orders with respect to the Fund’s shares and the implementation of policies and procedures to limit or prevent frequent trading and/or market timing activities with respect to the Designated Portfolios; and

NOW, THEREFORE, IT IS HEREBY AGREED that the following will be added as a new Section 2.12 of the Participation Agreement:

2.12. The Company represents and warrants that (a) all purchase and redemption orders with respect to shares of the Designated Portfolios submitted with respect to a Business Day in accordance with Article I will be received in good order by the Company prior to calculation of the net asset value on that Business Day as disclosed in the Designated Portfolios’ prospectuses, as they may be amended from time to time, and will be processed by the Company in compliance with Rule 22c-1 under the 1940 Act and regulatory interpretations thereof; (b) the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1 and regulatory interpretations thereof upon reasonable request; and (c) the Company will use its best efforts to cooperate with the Fund or its agent to implement policies and procedures to prevent frequent trading and/or market timing in the Designated Portfolios and enforce the market timing policies disclosed in the Designated Portfolios’ prospectuses, as they may be amended from time to time.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of October 22, 2004.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO By its authorized officer,		AEGON/TRANSAMERICA SERIES FUND, INC. By its authorized officer,

By:	/s/ Priscilla I. Hechler	By:	/s/ John K. Carter
	Priscilla I. Hechler		John K. Carter
Title:	Assistant Vice President and Assistant Secretary	Title:	Vice President, Secretary and General Counsel

AMENDED

SCHEDULE B

Effective October 22, 2004

Account(s), Policy(ies) and Portfolio(s) Subject

to the Participation Agreement

Accounts:	WRL Series Life Account
WRL Series Annuity Account
Separate Account VA U
Separate Account VA V

Policies:	The Equity Protector
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom Attainer Variable Annuity
WRL Freedom Bellwether Variable Annuity
WRL Freedom Conqueror Variable Annuity
WRL Freedom Wealth Protector
C.A.S.E. Reserve Variable Annuity
Meridian Sector Variable Annuity
WRL Freedom Wealth Creator Variable Annuity
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier Variable Annuity
WRL Freedom Access Variable Annuity
WRL Freedom Enhancer Variable Annuity
WRL Freedom Select Variable Annuity
WRL Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier II
WRL Freedom Access II
WRL Freedom Enhancer II
WRL Freedom Premier III
WRL Xcelerator
WRL Freedom Elite Builder II
WRL Freedom Multiple

Portfolios:	AEGON/Transamerica Series Fund, Inc. – each Portfolio has an Initial Class and a Service Class of Shares

AEGON Bond
Asset Allocation – Conservative Portfolio
Asset Allocation – Growth Portfolio
Asset Allocation – Moderate Portfolio
Asset Allocation – Moderate Growth Portfolio
American Century International
American Century Income & Growth
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Real Estate Securities
Dreyfus Small Cap Value
Federated Growth & Income
Great Companies – America sm
Great Companies – Technology sm
J.P. Morgan Enhanced Index
J.P. Morgan Mid Cap Value

AMENDED SCHEDULE B (continued)

Portfolios:	Janus Growth
Marsico Growth
Mercury Large Cap Value
MFS High Yield
Munder Net50
PIMCO Total Return
Salomon All Cap
Templeton Great Companies Global
T. Rowe Price Equity Income
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Balanced
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Emerging Growth

24Amendment-10-2004